UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): November 27, 2006

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 27, 2006, Alesco Financial Inc. (the “Company”) closed its previously announced public offering of 26,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 3,960,000 shares of Common Stock sold pursuant to the underwriters’ exercise of the over-allotment option granted by the Company pursuant to the purchase agreement, dated as of November 20, 2006, by and among the Company, Cohen & Company Management, LLC, the Company’s manager, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Bear, Stearns & Co. Inc. (“Bear, Stearns”), as representatives of the underwriters (the “Purchase Agreement”). The shares of Common Stock are listed on the New York Stock Exchange under the symbol “AFN” and were sold at a public offering price of $9.00 per share. The offering was made through an underwriting syndicate led by Merrill Lynch, and Bear, Stearns, who acted as joint book-running managers. UBS Securities LLC, RBC Capital Markets Corporation and Oppenheimer & Co. Inc. acted as co-managers.

A copy of the Purchase Agreement was filed as Exhibit 1.1 to the Form 8-K filed by the Company on November 24, 2006 and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2006

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer